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                                                                   EXHIBIT 10.10

                   STANCORP 1999 OMNIBUS STOCK INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement ("Agreement") is made effective as of [Date], between StanCorp Financial Group, Inc., an Oregon corporation (the "Company") and [FirstName] [LastName] (the "Employee").

     In consideration of the agreements set forth below, the Company and the Employee agree as follows:

     1. Stock Award. Pursuant to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan"), the Company hereby awards to the Employee [TotalShares] shares of common stock ("Common Stock") of the Company (the "Grant Shares") in calendar year 2000 (the "Grant Year"). The Grant Shares shall be owned by the Employee subject to the terms and conditions of this Agreement and the Plan, a copy of which has been provided to the Employee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     2. Escrow. For purposes of facilitating the enforcement of Sections 3 and 5 of this Agreement, the Grant Shares shall be delivered to a person or persons designated by the Company to serve as escrow holder (individually or jointly, as applicable, the "Escrow Holder"). The Escrow Holder may be an employee of the Company. Upon delivery into escrow of the Grant Shares, the Employee shall deliver to the Escrow Holder duly executed stock powers with respect to the Grant Shares. The Escrow Holder shall hold the Grant Shares and the stock powers in escrow and shall release the Grant Shares to the Company or the Employee, as applicable, only in accordance with Section 7 of this Agreement. The Employee hereby acknowledges that the Company's designee is appointed as the Escrow Holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is irrevocable. The Employee agrees that said Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent with respect thereto.

     3.  Vesting of the Grant Shares; Forfeiture.

          3.1 Definition of "Termination of Employment". A "Termination of Employment" shall be deemed to occur on the date on which the Employee ceases to be employed on a continuous full time basis by the Company or a subsidiary of the Company (the Company and its subsidiaries being referred to herein as the "StanCorp Group") for any reason or no reason, with or without cause. The Employee shall not be treated as having a Termination of Employment during the time the Employee is receiving long term disability benefits provided by the Company or a subsidiary of the Company, unless the Employee has received formal written notice of termination.
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          3.2  Vesting.

               (a) Regular Vesting Schedule. A portion of the Grant Shares shall become non-forfeitable ("Vested") on each succeeding February 15, starting with the February 15 following the end of the Grant Year and ending on February 15, 2004, if the following two conditions are satisfied:

                    (i) The Employee does not have a Termination of Employment prior to such February 15, other than by reason of Total Disability, Death or Retirement as such terms are defined in Sections 7.1.4.2, 7.1.4.3 and 7.1.4.6, respectively, of the Plan; and

                    (ii) The Employee satisfies the Performance Criteria described in Section 4 with respect to the calendar year that ended on the December 31 immediately preceding such February 15 (the "Preceding Calendar Year").

The exact number of Grant Shares that will vest each February 15 shall be determined based on the level of achievement of the Performance Criteria during the Preceding Calendar Year as set forth in Section 4.2.

               (b) Accelerated Vesting. Notwithstanding any other provision of this Agreement, any unvested Grant Shares shall become fully Vested upon the occurrence of a Change of Control Event. For purposes of this Agreement, a Change of Control Event shall have occurred if:

                    (i) Any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                    (ii) The shareholders of the Company approve a merger or other consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 51% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company's then outstanding securities;

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                    (iii) The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of its assets;

                    (iv) A tender or exchange offer is made for Common Stock (or securities convertible into Common Stock) of the Company and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, of securities representing at least 30% of the voting power of outstanding securities of the Company;

                    (v) During any period of twelve months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority of the Board unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

                    (vi) Any other event or combination of events which the Board, acting in its sole discretion, determines to be a "Change of Control Event" for purposes of this Agreement.

          3.3 Forfeiture. An Employee shall forfeit to the Company all or a portion of the Grant Shares upon the occurrence, prior to Vesting of any of the following:

               (a) Termination of Employment. Upon a Termination of Employment, the Employee shall forfeit any of the Grant Shares that are not Vested, except that if the Termination of Employment occurs by reason of Total Disability, Death or Retirement as such terms are defined in Sections 7.1.4.2,
7.1.4.3 and 7.1.4.6, respectively, of the Plan, the Grant Shares shall not be immediately forfeited but shall continue to Vest under Section 3.2 until the earlier of (i) the date that is 60 months after the date of Termination of Employment, (ii) February 16, 2004, or (iii) the date on which the Grant Shares are forfeited under Section 3.3(c).

               (b) Failure to Vest Prior to February 16, 2004. If any portion of the Grant Shares remain unvested upon the later of (i) February 16, 2004 or
(ii) the occurrence of a Change of Control Event that is pending on February 16, 2004, the Employee shall forfeit the unvested Grant Shares.

               (c) Attempted Transfer of Shares Not Vested. If an attempt is made to assign, encumber, pledge or otherwise transfer any Grant Shares before they are Vested, in violation of Section 5, the Employee shall forfeit all of the Grant Shares with respect to which the attempt was made.

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     4.  Performance Criteria.

          4.1  Definitions.

               (a) ROE. The term "ROE" shall mean the percentage return on the common equity of the Company achieved for a calendar year. The ROE calculation shall be based on (i) the after tax operating income for the Company for that calendar year determined on a consolidated basis from the audited consolidated financial statements of the Company and its subsidiaries, divided by (ii) the arithmetic average of the Company's beginning and ending equity (excluding other comprehensive income).

               In the event that an acquisition, disposition or other similar transaction or event shall occur during the course of a calendar year, the Chief Financial Officer of the Company shall calculate an adjusted Return on Equity that mitigates, to the extent possible, any one-time financial effects of such transaction. Upon approval of the Plan Administrator, the adjusted ROE shall be used in the Annual Vesting Determination of the year in which the transaction occurred.

               (b) ROE Target. The term "ROE Target" shall mean, with respect to each calendar year commencing with the Grant Year, ten and one-half percent (10.5%) ROE or such higher percentage ROE up to and including fifteen percent (15%) ROE.

               (c) Minimum ROE Target. The term "Minimum ROE Target" shall mean, with respect to the calendar year commencing with the Grant Year, ten and one-half percent (10.5%) ROE. For each subsequent calendar year, the Minimum ROE Target shall mean the greater of 10.5% ROE or the highest ROE computed for any Preceding Calendar Year since and including the Grant Year, provided that if a limitation on vesting is imposed by Section 4.2(d) below, the Minimum ROE Target shall be the ROE Target that correlates to the level to which Vesting became restricted in the Preceding Calendar Year.

          4.2  Annual Vesting Determination.

               (a) Determination of ROE. As soon as practicable following January 1 of each of the four calendar years commencing with the year following the Grant Year, the Company shall determine the ROE for the Preceding Calendar Year.

               (b) Minimum ROE Target Not Met. If the ROE for a calendar year, when determined in accordance with Section 4.2 (a), is less than the Minimum ROE, no Grant Shares shall vest for such calendar year.

               (c) Minimum ROE Target Met. If the ROE for a calendar year, when determined in accordance with Section 4.1, equals or exceeds the Minimum ROE Target for that year, then a percentage of the Grant Shares shall vest based on the ROE Target for that calendar year (but not including the ROE Target achieved in any Preceding Calendar Year). Subject to the

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limitation set forth in Section 4.2(d) below, the percentage of Grant Shares that shall vest upon achievement of an ROE Target is as follows:

                                     Percent of (Additional)
                   ROE Target        Grant Shares That Vest
                   ----------------  -----------------------
                   10.5                         10
                   11.0                         10
                   11.5                         10
                   12.0                         10
                   12.5                         10
                   13.0                         10
                   13.5                         10
                   14.0                         10
                   14.5                         10
                   15.0                         10

If the calculated ROE for any calendar year falls between the ROE Targets listed above, such ROE will be used at the end of each calendar year to interpolate the exact percentage of Grant Shares that Vest for that year and such actual ROE shall become the Minimum Target ROE for subsequent years.

               (d) In no case shall more than 40 percent of the Grant Shares Vest in any calendar year as a result of the operation of Section 4.

          4.3 Adjustment of ROE Target by Board of Directors. The Board, or a committee thereof to which the Board has delegated authority to administer the Plan (the "Plan Administrator"), may adjust the ROE Target for a given calendar year if the Plan Administrator finds, in its absolute discretion, that unexpected changes in capital structure have resulted in distortion of the ROE for the year.

          4.4 Adjustment of Grant Shares to Vest by Board of Directors. The Board or the Plan Administrator may adjust in its absolute discretion the number of Grant Shares that will vest under Section 4 for a given calendar year by plus or minus 50%. Any adjustment shall be made prior to February 15 of any calendar year with respect only to Grant Shares that have not yet Vested.

     5. Restriction on Transfer. The Employee shall not assign, encumber, pledge or otherwise transfer, voluntarily or involuntarily, any Grant Shares that are not Vested.

     6. Mergers, Consolidations or Changes in Capital Structure. If, after the date of this Agreement, the outstanding common shares of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, or in the event of any consolidation, merger or plan of exchange involving the Company pursuant

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to which the Company's common shares are converted into cash, securities or other consideration, then the cash, securities or other consideration issued, distributed or received with respect to the Grant Shares in any such transaction shall be subject to the restrictions and conditions set forth herein, including the escrow requirements of Sections 2 and 7.

     7. Escrow. The Shares and associated stock powers delivered to the Escrow Holder pursuant to Section 2.2 of this Agreement shall be held in escrow until
(i) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Grant Shares have Vested, or (ii) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Grant Shares have been forfeited to the Company pursuant to Section 3.3. Upon receipt by the Escrow Holder of one of the foregoing certificates, the Escrow Holder shall deliver to the Employee or the Company, as appropriate, certificates representing all of the Grant Shares to which the Employee or the Company, as applicable, is entitled.

     8.  No Right to Employment.  Nothing in this Agreement or the Plan shall
(i) confer upon the Employee any right to be continued in the employment of the Employee's employer or interfere in any way with the right of such employer to terminate the Employee's employment at any time, for any reason or no reason, with or without cause, or to decrease the Employee's compensation or benefits, or (ii) confer upon the Employee any right to the continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company or any subsidiary of the Company.

     9. Rights as Shareholder. Subject to Section 2 and the other provisions of this Agreement, the Employee shall be entitled to all of the rights of a shareholder with respect to the Grant Shares, including the right to vote such shares and to receive dividends payable with respect to such shares from the date of grant. Until the Grant Shares become Vested, they will be treated for federal income tax purposes as owned by the Company and dividends paid to the Employee with respect to the Grant Shares will be treated for federal income tax purposes as additional compensation. The Employee acknowledges that the certificates representing the Grant Shares may bear such legends as may be required by law with respect to the rights and restrictions applicable to the shares.

     10. Withholding Taxes. The Company shall have the right to require the Employee to remit to the Company, or to withhold from other amounts payable to the Employee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

     11. Approvals. The obligations of the Company under this Agreement and the Plan are subject to the approval of state, federal or foreign authorities or agencies with jurisdiction in the matter. The Company will use its reasonable best efforts to take steps required by state, federal or foreign law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grant evidenced by this Agreement. The foregoing notwithstanding, the Company shall not be obligated to deliver the Grant Shares if such delivery would violate or result in a violation of applicable state or federal securities laws.

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     12.  Miscellaneous.

          12.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oregon, without regard to the choice of law principles applied in the courts of such state.

          12.2 Severability. If any provision or provisions of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

          12.3 Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements between the Company and the Employee relating to the subject matter hereof.

          12.4 Amendment. This Agreement may be amended or modified only pursuant to the Plan or by written consent of the Company and the Employee.

          12.5 Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                             COMPANY: STANCORP FINANCIAL GROUP, INC., an Oregon corporation


                                  By:
                                       -----------------------------------------

                               Title:
                                       -----------------------------------------




                            EMPLOYEE:
                                       -----------------------------------------
                                       [FirstName] [LastName]

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